CONVERSION AGREEMENT





Kemet Investment Limited Partnership, a limited partnership formed pursuant to the laws of Pennsylvania with offices at 200 Highpoint Drive, Chalfont, PA, hereby acknowledges and agrees to the following:

WHEREAS, Kemet is a shareholder of PowerNomics Enterprise Corporation, a Delaware corporation ("PEC"); and

WHEREAS, as of October 31, 2000, Kemet had lent PEC a total of $352,000 pursuant to a line of credit dated May 9, 2000 and amended October 31, 2000; and

WHEREAS, the line of credit had an interest rate 10%, and accrued interest of $12,898.67 as of October 31, 2000; and

WHEREAS, two of the partners of Kemet are Dr. Walter P. Lomax and W. Thomas Lomax, both of whom are officers and/or directors of PEC.

NOW THEREFORE, for $1.00 and other good and valuable consideration it is agreed that

      1. Kemet shall convert the $352,000 (Principal) and the $12,898.67 (Interest) outstanding on its line of credit as of October 31, 2000 into a capital contribution. This conversion shall be effective as of October 31, 2000. As a result, PEC shall no longer owe Kemet the $352,000 (Principal) or the $12,898.67 (Interest) owed on October 31, 2000, and will not be reimbursed for such amount.

      2. Kemet shall not receive any additional shares of common stock of PEC for the above-mentioned capital contribution.

      Dated this ______ day of ___________, 2000.

      KEMET INVESTMENT LIMITED PARTNERSHIP

      By:  _______________________________


      POWERNOMICS ENTERPRISE CORPORATION

      By:  _______________________________

                              CONVERSION AGREEMENT





Kemet Investment Limited Partnership, a limited partnership formed pursuant to the laws of Pennsylvania with offices at 200 Highpoint Drive, Chalfont, PA, hereby acknowledges and agrees to the following:

WHEREAS, Kemet is a shareholder of PowerNomics Enterprise Corporation, a Delaware corporation ("PEC"); and

WHEREAS, as of December 31, 2000, Kemet has lent PEC an additional amount of $145,000 pursuant to a line of credit dated May 9, 2000 and amended October 31, 2000; and

WHEREAS, two of the partners of Kemet are Dr. Walter P. Lomax and W. Thomas Lomax, both of whom are officers and/or directors of PEC.

NOW THEREFORE, for $1.00 and other good and valuable consideration it is agreed that

      1. Kemet shall convert the $145,000 (Principal) outstanding on its line of credit as of December 31, 2000 into a capital contribution. This conversion shall be effective as of December 31, 2000. As a result, PEC shall no longer owe Kemet the $145,000 (Principal) owed on December 31, 2000, and will not be reimbursed for such amount.

      2. Kemet shall not receive any additional shares of common stock of PEC for the above-mentioned capital contribution.

      Dated this 29th day of December, 2000.

      KEMET INVESTMENT LIMITED PARTNERSHIP

      By:  _______________________________


      POWERNOMICS ENTERPRISE CORPORATION

      By:  _______________________________